EXHIBIT 10(j)
HARRIS CORPORATION
2005 EQUITY INCENTIVE PLAN
RESTRICTED UNIT AWARD AGREEMENT
TERMS AND CONDITIONS
(AS OF 10/28/05)
     1. Restricted Unit Award — Terms and Conditions. Under and subject to the provisions of the Harris Corporation 2005 Equity Incentive Plan (as amended from time to time, the “Plan”), Harris Corporation (the “Corporation”) has granted to the employee receiving these Terms and Conditions (the “Employee”) a Restricted Unit Award (the “Award”) of such number of Restricted Units as set forth and designated in writing by the Corporation to the Employee (the “Restricted Units”). At all times, each Restricted Unit shall be equal in value to one share of common stock, $1.00 par value, of the Corporation (a “Share”). Such Award is subject to the following Terms and Conditions (which together with the Corporation’s letter to the Employee specifying the number of Restricted Units subject to the Award, the Restriction Period and the form of payment of the Award (the “Award Letter”) is referred to as the “Agreement”).
          (a) Restriction Period. For purposes of this Agreement, the Restriction Period is the period beginning on the grant date and ending as set forth in the Award Letter (the “Restriction Period”). The Board Committee may, in accordance with the Plan, accelerate the expiration of the Restriction Period as to some or all of the Restricted Units at any time.
          (b) Payout of Award. Provided the Award has not previously been forfeited, within two and one-half months of the expiration of the Restriction Period and upon the satisfaction of the applicable withholding obligations, (i) if the Award Letter specifies that the Restricted Units are to be paid in Shares, the Corporation shall issue to the Employee the number of Shares underlying the Restricted Units on the date of the expiration of the Restriction Period; or (ii) if the Award Letter specifies that the Restricted Units are to be paid in cash, the Corporation shall pay to the Employee a single lump sum cash payment equal to the Fair Market Value (as defined in the Plan) of the number of Shares underlying the Restricted Units on the date of the expiration of the Restriction Period. If the Award is to be paid in Shares, upon payout the Corporation shall at its option, cause such Shares as to which the Employee is entitled pursuant hereto (i) to be released without restriction on transfer by delivery of a stock certificate in the name of the Employee or his or her designee, and the certificate shall be released to the custody of the Employee, or (ii) to be credited without restriction on transfer to a book-entry account for the benefit of the Employee or his or her designee maintained by the Corporation’s stock transfer agent or its designee.
          (c) Rights During Restriction Period. During the Restriction Period, the Employee shall not have any rights as a shareholder with respect to the Shares underlying the Restricted Units. During the Restriction Period, the Employee shall be entitled to receive dividend equivalents, in cash, paid with respect to the number of Shares underlying the Restricted Units. Such dividend equivalents will be paid to the Employee as soon as is practicable following payment of the dividend to shareholders of the Shares, but no later than the end of the calendar year in which the corresponding actual cash dividends are paid to shareholders of the Shares. If any such dividends or distributions are paid in securities of the Corporation (including Shares), such dividend equivalents relating to the Restricted Units shall be subject to the same restrictions and conditions as the Restricted Units in respect of which such dividend or distribution was made and shall be paid to the Employee in the manner and at the time the Restricted Units are paid in accordance with Section 1(b). If the number of outstanding Shares is changed as a result of a stock dividend, stock split or the like, without additional consideration to the Corporation, the number of Restricted Units subject to this Award shall be adjusted to correspond to the change in the Corporation’s outstanding Shares. If the Award Letter specifies that the Restricted Units are to be paid in Shares, upon the expiration of the Restriction Period and payout of the Award pursuant to Section 1(b), the Employee may exercise voting rights and shall be entitled to receive dividends and other distributions with respect to the number of Shares to which the Employee is entitled pursuant to Section 1(b).
     2. Prohibition Against Transfer. Until the expiration of the Restriction Period, the Award, the Restricted Units subject to the Award, any interest in the Shares (in the case of a payout to be made in Shares as specified in the Award Letter) or cash to be paid, as applicable, related thereto, and the rights granted under these Terms and Conditions and the Agreement are nontransferable except to family members or trust by will or by the laws of descent and distribution, provided that the Award, the Restricted Units subject to the Award, and any interest in the Shares or cash to be paid, as applicable, related thereto may not be so transferred to family members or trust except as permitted by applicable law or regulations. Without limiting the generality of the foregoing, except as aforesaid, until the expiration of the Restriction Period, the Award, the Restricted Units subject to the Award, and any interest in the Shares (in the case of a payout to be made in Shares as specified in the Award Letter) or cash to be paid, as applicable, related thereto may not be sold, exchanged, assigned, transferred, pledged, hypothecated, encumbered or otherwise disposed of and shall not be assignable by operation of law, and shall not be subject to execution, attachment, change, alienation or similar process. Any attempt to effect any of the foregoing shall be null and void and without effect.
     3. Forfeiture; Termination of Employment. Other than in the event of a Change of Control covered in Section 4 herein or as otherwise provided in the Award Letter, if the Employee ceases to be an employee of the Corporation or of one of its Subsidiaries or Affiliates prior to the expiration of the Restriction Period: (i) for any reason other than (a) death, (b) disability, or (c) retirement after age 55 with ten or more years full-time service, all Restricted Units awarded to the Employee hereunder shall be automatically forfeited upon such termination of employment; or (ii) due to (a) death, (b) disability, or (c) retirement after the Employee has reached age 55 and has ten or more years of full-time service, the Employee shall be eligible to receive a pro-rata portion of the payout of the Restricted Units following such death, disability, or retirement after the Employee has reached age 55 and has ten or more years of full-time service, such pro-rata portion to be measured by a fraction, of which the numerator is the number of full months of the Restriction Period during which the Employee’s employment continued, and the denominator is the full number of months of the Restriction Period. For purposes of this Section 3, only employment for 15 days or more of a month shall be deemed employment for a full month. Following Employee’s death, disability, or retirement after the Employee has reached age 55 and has ten or more years of full-time service, the Restriction Period shall expire for such number of Restricted Units that the Employee shall be eligible to receive as determined above and shall be paid out in accordance with Section 1(b) and the remaining Restricted Units shall be automatically forfeited; provided, however, that if the Employee is a “specified employee” (within the meaning of Section 409A of the Code) and if so required by Section 409A, such payment shall occur six months following the Employee’s “separation from service” with the Corporation (determined in accordance with Section 409A).
     4. Change of Control. Upon a Change of Control of the Corporation as defined in Section 11.1 of the Plan, the Restriction Period shall immediately expire and the Award shall be paid out immediately upon the occurrence of such Change of Control in accordance with Section 1(b).
     5. Miscellaneous. These Terms and Conditions and the other portions of the Agreement (a) shall be binding upon and inure to the benefit of any successor of the Corporation, (b) shall be governed by the laws of the State of Delaware and any applicable laws of the United States, and (c) except as permitted under Sections 3.2, 12 and 13.6 of the Plan, may not be amended without the written consent of both the Corporation and the Employee. The Agreement shall not in any way interfere with or limit the right of the Corporation to terminate the Employee’s employment or service with the Corporation at any time and no contract or right of employment shall be implied by these Terms and Conditions and the Agreement of which they form a part. If the Award is assumed or a new award is substituted therefor in any corporate reorganization (including, but not limited to, any transaction of the type referred to in Section 424(a) of the Internal Revenue Code of 1986, as amended), employment by such assuming or substituting corporation or by a parent corporation or subsidiary thereof shall be considered for all purposes of the Award to be employment by the Corporation.
     6. Securities Law Requirements. If the Award Letter specifies that the Restricted Units are to be paid in Shares, the Corporation shall not be required to issue Shares pursuant to the Award, to the extent required, unless and until (a) such Shares have been duly listed upon each stock exchange on which the Corporation’s stock is then registered; and (b) a registration statement under the Securities Act of 1933 with respect to such Shares is then effective.
     7. Board Committee Administration. The Board Committee shall have authority, subject to the express provisions of the Plan as in effect from time to time, to construe these Terms and Conditions and the Agreement and the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the judgment of the Board Committee necessary or desirable for the administration of the Plan. The Board Committee may correct any defect or supply any omission or reconcile any inconsistency in these Terms and Conditions and the Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.
     8. Incorporation of Plan Provisions. These Terms and Conditions and the other portions of the Agreement are made pursuant to the Plan, the provisions of which are hereby incorporated by reference. Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Plan. In the event of a conflict between the terms of these Terms and Conditions and the Agreement and the Plan, the terms of the Plan shall govern.

     9. Compliance with Section 409A of the Code. (a) To the extent applicable, it is intended that the Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Employee. The Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Corporation without the consent of the Employee).
          (b) To the extent the Employee has a right to receive payment pursuant to Sections 3 or 4, the payment is subject to Section 409A, and the event triggering the right to payment does not constitute a permitted distribution event under Section 409A(a)(2) of the Code, then notwithstanding anything to the contrary in Section 3 above, issuance of the payment of the Award will be made, to the extent necessary to comply with Section 409A of the Code, to the Employee on the earlier of (a) the Employee’s “separation from service” with the Corporation (determined in accordance with Section 409A); provided, however, that if the Employee is a “specified employee” (within the meaning of Section 409A), the Employee’s date of payment of the Award shall be the date that is six months after the date of the Employee’s separation of service with the Corporation; (b) the date of the end of the Restriction Period; (c) the Employee’s death; or (d) the Employee’s disability (within the meaning of Section 409A(a)(2)(C) of the Code).
          (c) Reference to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

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